Exhibit 99.1

POWERFLEET, INC. STOCK OPTION INDUCEMENT AWARD AGREEMENT

THIS STOCK OPTION INDUCEMENT AWARD AGREEMENT (the “Grant Agreement”) is made and entered into by and between PowerFleet, Inc., a Delaware Corporation (the “Company”) and the following individual:

Name:	Steve Towe (the “Optionee”)
Address	_____________________

The Optionee is granted an option to purchase Common Stock of the Company (this “Option”), subject in all events to the terms and conditions of this Grant Agreement, as follows:

A.	DATE OF GRANT: 1/5/2022

B.	TYPE(S) OF OPTION:	☐ Nonstatutory Stock Option.

☐ Incentive Stock Option.

To the extent designated as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, notwithstanding such designation, if the Optionee becomes eligible in any given year to exercise ISOs for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options (“NSOs”). In the previous sentence, “ISOs” include ISOs granted under any plan of the Company or any parent or any Subsidiary. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, ISOs shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. Optionee hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Stock Option under Section 422 of the Code.

C. TOTAL SHARES OF COMMON STOCK COVERED BY THIS OPTION:

[___________] Shares, as follows:

Number Granted as Incentive Stock Options:	___________

Number Granted as Nonstatutory Stock Options:	___________

D. EXERCISE PRICE OF OPTION: $[____] per Share (the “Exercise Price”).

E. EXPIRATION DATE: 1/5/2032

F. VESTING SCHEDULE: This Option will vest [25% annually on each of the first, second, third and fourth anniversaries of the Date of Grant/in full if the volume weighted average price of the Common Stock during a consecutive 60 trading day period reaches the Exercise Price]. Except as otherwise provided in this Grant Agreement, any vested portion of this Option (to the extent not previously exercised) may be exercised, in whole or in part, with respect to the Shares at any time on or after the Date of Grant (or such earlier date and with respect to such number of Shares as may apply pursuant to the terms of any severance (or other) agreement between the Optionee and the Company providing for accelerated vesting in certain events), or, if earlier, upon consummation of a Change in Control as provided (and defined) in the Plan.

Notwithstanding the foregoing, this Option may not be exercised with respect to any Shares on or after the earlier of (1) the date the Option terminates and is canceled in accordance with this Grant Agreement and (2) the Expiration Date.

G. INDUCEMENT AWARD: This Option is made and granted as a stand-alone award, separate and apart from, and outside of, the PowerFleet, Inc. 2018 Incentive Plan (the “Plan”) and shall not constitute an award granted under or pursuant to the Plan. The grant of this Option is intended to constitute an “employment inducement grant” under Rule 5635(c)(4) of the Nasdaq Listing Rules. However, except as otherwise expressly stated herein, this option is governed by terms and conditions identical to those of the Plan, which are incorporated herein by reference. In the event of any conflict between the terms and conditions of this Grant Agreement and the terms and conditions of the Plan, the terms and conditions of this Grant Agreement shall govern. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

H. EXERCISE OF OPTION FOLLOWING TERMINATION OF SERVICE: This Option may be exercised for up to 90 days after the Optionee ceases to be a Service Provider, except that if such cessation results from the death or Disability of the Optionee, this Option may be exercised for up to 365 days after the Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Expiration Date as provided above and in no event shall this Option be exercised for more Shares than the Shares which otherwise have vested as of the date of cessation of status as a Service Provider. Notwithstanding the foregoing, if the Optionee’s service or employment with the Company terminates for Cause, the Option shall not be exercisable following the effective date of such termination of service or employment.

I. METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

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J. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof:

1.	cash;

2.	check; or

3.	such other form of consideration as the Committee shall determine in its discretion, provided that such form of consideration is permitted by applicable law.

Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable Federal and state tax withholding requirements.

K. TAX CONSEQUENCES OF OPTION. Some of the federal income tax consequences relating to the grant and exercise of this Option, as of the date of this Option, are set forth below. THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS NECESSARILY INCOMPLETE (AS THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE), AND ASSUMES THAT THE EXERCISE PRICE OF THIS OPTION IS NO LESS THAN THE FAIR MARKET VALUE OF THE COMMON STOCK UNDERLYING THE OPTION AT THE DATE OF GRANT. MOREOVER, THIS SUMMARY ONLY ADDRESSES THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE LAWS OF THE UNITED STATES, AND DOES NOT ADDRESS WHETHER AND HOW THE TAX LAWS OF ANY OTHER JURISDICTION MAY APPLY TO THIS OPTION OR TO THE OPTIONEE. ACCORDINGLY, THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF ANY EXERCISED SHARES.

1.	Grant of the Option. The grant of an Option generally will not result in the imposition of a tax under the federal income tax laws.

2.	Exercising the Option.

(a) Nonstatutory Stock Option (“NSO”). The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a specified percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Incentive Stock Option (“ISO”). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

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3.	Disposition of Shares.

(a) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(b) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or within two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as short-term or long-term capital gain, depending on the period that the ISO Shares were held.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall promptly notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

L. NON-TRANSFERABILITY OF OPTION. Unless otherwise consented to in advance in writing by the Committee, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

M. SECURITIES MATTERS. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. As a condition precedent to the Optionee’s acquisition of Exercised Shares, the Company may require that the Optionee submit a letter to the Company stating that such Shares are being acquired for investment and not with a view to the distribution thereof. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or are exempt from registration thereunder. Any such Shares acquired by the Optionee may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by Federal and state securities laws. Notwithstanding anything to the contrary contained herein, in the event that the Company at any time ceases to be eligible to use Form S-8, or any then effective Form S-8 (or successor form) ceases to be effective for any reason, the Company shall have no obligation or liability to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless and until such eligibility or effectiveness is restored.

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N. OTHER PLANS. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.

O. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT WITH THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS GRANT AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

P. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Grant Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan or this Grant Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

OPTIONEE	POWERFLEET, INC.

By:

Steve Towe	Ned Mavrommatis/Chief Financial Officer
Print Name	Print Name/Title

Date:	Date:

Nothing contained herein concerning certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.

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EXHIBIT A

EXERCISE NOTICE

PowerFleet, Inc.

123 Tice Boulevard, Suite 101

Woodcliff Lake, NJ 07677

Attention: Chief Financial Officer

1. Exercise of Option. Effective as of today, _____, 20__, the undersigned (“Purchaser”) hereby elects to purchase _____ shares (the “Shares”) of the Common Stock of PowerFleet, Inc. (the “Company”) under and pursuant to the Stock Option Inducement Award Agreement dated January 5, 2022 (the “Option Agreement”). The purchase price for the Shares shall be $_____, as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions. Unless the Company is a public corporation which has registered the shares issuable under the Option Agreement under the Securities Act of 1933, the Purchaser confirms the representations set forth below:

The Purchaser is acquiring the Shares for his/her own account and the Shares were acquired by him/her for the purpose of investment and not with a view to distribution or resale thereof in violation of the Securities Act of 1933 (the “Securities Act”). The Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by him/her except as permitted by law, including, without limitation, any regulations under the Securities Act and other applicable securities laws. The Purchaser is able to bear the economic risk of this investment including a complete loss of the investment.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares covered by the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Option Agreement.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

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6. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by:	Accepted by:

PURCHASER	POWERFLEET, INC.

By:

Print Name	Print Name/Title

Date:	Date:

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